Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES THIRD QUARTER RESULTS

Operating revenue improves 16.3% and net income improves 17.9% over 2020 quarter

MONDOVI, Wis., October 19, 2021 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 17.9% improvement in net income to $21.3 million, or 26 cents per diluted share, for the third quarter ended September 30, 2021, from $18.0 million, or 22 cents per diluted share, for the third quarter of 2020. For the first nine months of 2021, net income improved 21.6% to $60.7 million, or 73 cents per diluted share, from $49.9 million, or 60 cents per diluted share, for the first nine months of 2020.

Operating Results Comparison

	Percentage	Percentage	Percentage	Percentage
	Increase	Increase	Increase	Increase
	Three Months	Nine Months	Year	Year
	Ended	Ended	Ended	Ended
	September 30,	September 30,	December 31,	December 31,
	2021 vs. 2020	2021 vs. 2020	2020 vs. 2019	2019 vs. 2018

Operating revenue	16.3%	9.2%	3.7%	7.1%

Operating revenue, net of fuel surcharges	12.8%	6.8%	6.8%	8.6%

Operating income	16.8%	19.7%	21.9%	8.7%

Net income	17.9%	21.6%	13.8%	11.0%

Operating revenue improved 16.3% to a record $251.3 million for the third quarter of 2021 from $216.0 million for the third quarter of 2020, and improved 9.2% to $706.8 million for the first nine months of 2021 from $647.0 million for the first nine months of 2020. Excluding fuel surcharges, operating revenue improved 12.8% to $221.2 million for the 2021 quarter from $196.1 million for the 2020 quarter, and improved 6.8% to $623.0 million for the first nine months of 2021 from $583.6 million for the first nine months of 2020. Fuel surcharge revenue increased to $30.1 million for the 2021 quarter from $19.9 million for the 2020 quarter, and increased to $83.7 million for the first nine months of 2021 from $63.5 million for the first nine months of 2020 due to significantly higher fuel prices.

Operating income improved 16.8% to $28.5 million for the third quarter of 2021 from $24.4 million for the third quarter of 2020. Operating income improved 19.7% to $81.0 million for the first nine months of 2021 from $67.7 million for the first nine months of 2020.

Operating expenses as a percentage of operating revenue were 88.7% for each of the third quarters of 2021 and 2020. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 87.1% for the third quarter of 2021 from 87.6% for the third quarter of 2020.

Operating expenses as a percentage of operating revenue improved to 88.5% for the first nine months of 2021 from 89.5% for the first nine months of 2020. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 87.0% from 88.4%.

Executive Chairman Randolph L. Marten said, “Marten’s talented and dedicated people continue to drive our consistent profitable growth. This quarter is yet another quarter over the last year and a half during the pandemic where we produced strong operating income improvement.”

Operating Income (in millions and by percentage increase)
$35
$30
$25
$20
$15
$10
26.6%
21.8%
36.0%
33.1%
12.9%
16.8%
Q2'19
Q2'20
Q3'19
Q3'20
Q4'19
Q4'20
Q1'20
Q1'21
Q2'20
Q2'21
Q3'20
Q3'21

“We have been heightening and will continue to heighten our emphasis on structurally improving our drivers’ jobs and work-life balance by collaborating with our customers, while also increasing our driver compensation. Our approach, which I mentioned in our second quarter earnings release, is working despite the unrelenting national shortage of qualified drivers. With our peoples’ smart, hard work, we began the fourth quarter with 181 more of the industry’s top drivers than we employed at the beginning of the third quarter. Additionally, we increased our number of refrigerated containers by 53 during the third quarter, expanding our fleet to 607 containers at September 30th.”

“We are confident in our ability to continue to deliver profitable growth. Success breeds success.”

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across the Company’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except share information)	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$83,900	$66,127
Receivables:
Trade, net	99,686	83,426
Other	6,208	4,202
Prepaid expenses and other	22,150	21,903
Total current assets	211,944	175,658

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	957,708	930,123
Accumulated depreciation	(267,808)	(275,950)
Net property and equipment	689,900	654,173
Other noncurrent assets	1,539	1,805
Total assets	$903,383	$831,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,687	$25,702
Insurance and claims accruals	41,128	39,595
Accrued and other current liabilities	32,667	24,497
Accrued dividends	44,789	-
Total current liabilities	152,271	89,794
Deferred income taxes	120,689	121,098
Noncurrent operating lease liabilities	336	411
Total liabilities	273,296	211,303

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 82,942,839 shares at September 30, 2021, and 82,705,005 shares at December 31, 2020, issued and outstanding	829	827
Additional paid-in capital	85,539	85,070
Retained earnings	543,719	534,436
Total stockholders’ equity	630,087	620,333
Total liabilities and stockholders’ equity	$903,383	$831,636

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2021	2020	2021	2020

Operating revenue	$251,280	$216,011	$706,768	$647,041

Operating expenses (income):
Salaries, wages and benefits	81,091	74,797	229,385	221,034
Purchased transportation	52,861	37,066	138,629	113,676
Fuel and fuel taxes	33,909	24,268	94,853	73,433
Supplies and maintenance	11,685	12,440	33,867	36,501
Depreciation	25,371	25,580	76,598	76,979
Operating taxes and licenses	2,606	2,749	8,036	8,003
Insurance and claims	10,501	11,243	31,338	35,160
Communications and utilities	2,181	1,999	6,320	5,961
Gain on disposition of revenue equipment	(4,536)	(2,128)	(11,859)	(5,899)
Gain on disposition of facility	-	(1,718)	-	(1,718)
Other	7,115	5,315	18,589	16,223

Total operating expenses	222,784	191,611	625,756	579,353

Operating income	28,496	24,400	81,012	67,688

Other	(8)	(17)	(27)	(127)

Income before income taxes	28,504	24,417	81,039	67,815

Income taxes expense	7,230	6,373	20,341	17,919

Net income	$21,274	$18,044	$60,698	$49,896

Basic earnings per common share	$0.26	$0.22	$0.73	$0.61

Diluted earnings per common share	$0.26	$0.22	$0.73	$0.60

Dividends paid per common share	$-	$0.04	$0.08	$0.093

Dividends declared per common share	$0.54	$0.04	$0.62	$0.093

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2021	2020	2021 vs. 2020	2021 vs. 2020
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$86,889	$85,074	$1,815	2.1%
Truckload fuel surcharge revenue	12,728	8,549	4,179	48.9
Total Truckload revenue	99,617	93,623	5,994	6.4

Dedicated revenue, net of fuel surcharge revenue	68,826	69,002	(176)	(0.3)
Dedicated fuel surcharge revenue	13,336	9,335	4,001	42.9
Total Dedicated revenue	82,162	78,337	3,825	4.9

Intermodal revenue, net of fuel surcharge revenue	22,716	19,991	2,725	13.6
Intermodal fuel surcharge revenue	4,031	1,985	2,046	103.1
Total Intermodal revenue	26,747	21,976	4,771	21.7

Brokerage revenue	42,754	22,075	20,679	93.7

Total operating revenue	$251,280	$216,011	$35,269	16.3%

Operating income:
Truckload	$11,670	$10,546	$1,124	10.7%
Dedicated	8,521	11,024	(2,503)	(22.7)
Intermodal	2,840	1,304	1,536	117.8
Brokerage	5,465	1,526	3,939	258.1
Total operating income	$28,496	$24,400	$4,096	16.8%

Operating ratio:
Truckload	88.3%	88.7%
Dedicated	89.6	85.9
Intermodal	89.4	94.1
Brokerage	87.2	93.1
Consolidated operating ratio	88.7%	88.7%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2021	2020	2021 vs. 2020	2021 vs. 2020
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$254,441	$254,897	$(456)	(0.2)%
Truckload fuel surcharge revenue	36,032	28,058	7,974	28.4
Total Truckload revenue	290,473	282,955	7,518	2.7

Dedicated revenue, net of fuel surcharge revenue	202,955	200,237	2,718	1.4
Dedicated fuel surcharge revenue	37,565	28,564	9,001	31.5
Total Dedicated revenue	240,520	228,801	11,719	5.1

Intermodal revenue, net of fuel surcharge revenue	64,193	59,127	5,066	8.6
Intermodal fuel surcharge revenue	10,150	6,830	3,320	48.6
Total Intermodal revenue	74,343	65,957	8,386	12.7

Brokerage revenue	101,432	69,328	32,104	46.3

Total operating revenue	$706,768	$647,041	$59,727	9.2%

Operating income:
Truckload	$36,282	$28,367	$7,915	27.9%
Dedicated	28,074	31,009	(2,935)	(9.5)
Intermodal	6,151	3,564	2,587	72.6
Brokerage	10,505	4,748	5,757	121.3
Total operating income	$81,012	$67,688	$13,324	19.7%

Operating ratio:
Truckload	87.5%	90.0%
Dedicated	88.3	86.4
Intermodal	91.7	94.6
Brokerage	89.6	93.2
Consolidated operating ratio	88.5%	89.5%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
Truckload Segment:
Revenue (in thousands)	$99,617	$93,623	$290,473	$282,955
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,411	$3,955	$4,202	$3,865
Average tractors(1)	1,499	1,637	1,553	1,685
Average miles per trip	502	546	516	554
Non-revenue miles percentage(2)	10.1%	10.2%	10.0%	10.8%
Total miles (in thousands)	35,945	41,210	111,513	125,082

Dedicated Segment:
Revenue (in thousands)	$82,162	$78,337	$240,520	$228,801
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,438	$3,295	$3,305	$3,304
Average tractors(1)	1,523	1,593	1,574	1,548
Average miles per trip	328	304	319	306
Non-revenue miles percentage(2)	1.1%	0.7%	1.0%	0.7%
Total miles (in thousands)	31,511	33,843	95,765	98,553

Intermodal Segment:
Revenue (in thousands)	$26,747	$21,976	$74,343	$65,957
Loads	8,257	9,306	24,885	27,736
Average tractors	139	99	140	99

Brokerage Segment:
Revenue (in thousands)	$42,754	$22,075	$101,432	$69,328
Loads	18,251	13,670	47,167	45,058

At September 30, 2021 and September 30, 2020:
Total tractors(1)	3,204	3,329
Average age of company tractors (in years)	1.4	1.7
Total trailers	5,291	5,368
Average age of company trailers (in years)	3.2	2.9
Ratio of trailers to tractors(1)	1.7	1.6
Total refrigerated containers	607	401

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2021	2020	2021	2020

Net cash provided by operating activities	$44,544	$50,640	$127,909	$154,707
Net cash (used for) investing activities	(40,704)	(34,558)	(102,142)	(93,748)
Net cash (used for) financing activities	(612)	(3,126)	(7,994)	(4,141)

Weighted average shares outstanding:
Basic	82,907	82,672	82,835	82,472
Diluted	83,372	83,279	83,380	83,098

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 101 and 132 tractors as of September 30, 2021 and 2020, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.